Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 5, 2018, 6:00 a.m. EST	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
503-684-7000

Greenbrier Reports First Quarter Results

~ Posts EPS of $0.83 ~

~ Announces orders of 3,200 railcars valued at over $290 million ~

~ Reaffirms FY 2018 guidance ~

Lake Oswego, Oregon, January 5, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2017.

First Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $26.3 million, or $0.83 per diluted share, on revenue of $559.5 million.

•	Quarterly results included $3.4 million ($2.3 million after-tax or $0.07 per diluted share) of expense related to resolution of litigation in a foreign jurisdiction. Additionally, the tax rate for the quarter was 33.3% attributable to discrete items and the geographic mix of earnings. Compared to the previous annual tax rate guidance of 29%, the impact of the higher quarterly rate is $0.07 per diluted share.

•	Adjusted EBITDA for the quarter was $76.9 million, or 13.7% of revenue.

•	Orders for 3,200 diversified railcars were received during this quarter, valued at over $290 million.

•	New railcar backlog as of November 30, 2017 was 26,500 units with an estimated value of $2.56 billion.

•	New railcar deliveries totaled 4,400 units for the quarter.

•	Board declares a quarterly dividend of $0.23 per share, payable on February 16, 2018 to shareholders as of January 26, 2018.

William A. Furman, Chairman and CEO, said, “Greenbrier advanced several key initiatives during the quarter and is on track to achieve our goals for the year. While the new railcar market in North America is challenging, broad-based demand for Greenbrier’s products and services remains steady and we expect will trend higher as we advance through fiscal 2018. During the recent quarter, Greenbrier received 3,200 orders for a broad range of railcar types including covered hoppers, tanks, automotive carrying units and our first orders for open top hoppers for use in aggregate service. Greenbrier’s disciplined balance sheet management has resulted in a strong cash position and very low net debt, enabling us to invest strategically and return capital to shareholders. Good backlog visibility combined with a strong balance sheet provides the flexibility we need to build railcars when and where customers need them, across four continents.”

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 2

THE GREENBRIER COMPANIES, INC.

Furman concluded, “Based on first quarter results, we are confident in our guidance for the year. As fiscal 2018 progresses, we will continue integration of our new manufacturing investments and will continue to expand internationally. Greenbrier is well positioned to achieve its ambitious business objectives for fiscal 2018 as growth in North American and international markets drives increased revenues, deliveries and EPS compared to fiscal 2017.”

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2018, and excluding the expected benefits of the recent tax reform act, Greenbrier believes:

•	Deliveries will be approximately 20,000 – 22,000 units including Greenbrier-Maxion (Brazil) which will account for up to 10% of deliveries

•	Revenue will be $2.4 – $2.6 billion

•	Diluted EPS will be $4.00

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q1 FY18		Q4 FY17		Sequential Comparison – Main Drivers
Revenue	$559.5M		$611.4M		Down 8.5% primarily due to lower volume of deliveries due to timing of syndications
Gross margin	16.0%		16.3%		Down 30 bps due to product mix shifts
Selling and administrative expense	$47.0M		$47.1M		Down modestly due to lower employee related costs; includes foreign legal settlement expense
Gain on disposition of equipment	($19.2M	)	($4.9M	)	Increase reflects rebalancing of lease portfolio
Adjusted EBITDA	$76.9M		$73.3M		Higher operating margin
Effective tax rate	33.3%		20.7%		Reflects foreign discrete items and a change in the geographic mix of earnings
Loss from unconsolidated affiliates	($2.9M	)	($6.5M	) (1)	Continued operating challenges at GBW
Net earnings attributable to noncontrolling interest	($7.1M	)	($8.5M	)	Driven primarily by lower deliveries and timing of railcar syndications at our GIMSA JV
Adjusted net earnings attributable to Greenbrier	$26.3M		$27.3M
Adjusted diluted EPS	$0.83		$0.86

(1)	Includes $3.5 million, net of tax, or $0.11 per share, impact associated with a non-cash goodwill impairment charge recorded by GBW.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 3

THE GREENBRIER COMPANIES, INC.

Segment Summary

	Q1 FY18	Q4 FY17	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$451.5M	$508.5M	Down 11.2% due to lower volume of deliveries
Gross margin	15.6%	16.3%	Down 70 bps primarily due to product mix shifts
Operating margin (1)	11.7%	13.5%
Deliveries (2)	4,000	5,200
Wheels & Parts
Revenue	$78.0M	$75.1M	Up 3.9% primarily attributable to higher wheel and component volume
Gross margin	7.1%	7.0%	Up 10 bps due to higher volume
Operating margin (1)	3.1%	3.0%
Leasing & Services
Revenue	$30.0M	$27.8M	Up 7.9% due to higher volume of externally sourced railcar syndications
Gross margin	43.9%	42.1%	Up 180 bps primarily due to higher interim rent
Operating margin (1) (3)	93.8%	27.2%	Driven by higher level of gains on disposition of equipment due to rebalancing of lease fleet
Lease fleet utilization	91.8%	92.1%

(1)	See supplemental segment information on page 9 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2018 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website.

Teleconference details are as follows:

•	January 5, 2018

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of over 8,000 railcars and performs management services for 353,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017 and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30, 2017	August 31, 2017	May 31, 2017	February 28, 2017	November 30, 2016
Assets
Cash and cash equivalents	$591,406	$611,466	$465,413	$545,752	$233,790
Restricted cash	8,839	8,892	8,753	8,696	8,642
Accounts receivable, net	315,393	279,964	267,830	295,844	237,037
Inventories	411,371	400,127	414,012	381,439	402,064
Leased railcars for syndication	130,991	91,272	149,119	98,398	102,686
Equipment on operating leases, net	274,598	315,941	315,976	298,269	305,586
Property, plant and equipment, net	426,961	428,021	330,471	325,325	327,170
Investment in unconsolidated affiliates	101,529	108,255	110,058	90,762	93,330
Intangibles and other assets, net	83,819	85,177	68,930	68,228	63,780
Goodwill	67,783	68,590	43,265	43,265	43,265

	$2,412,690	$2,397,705	$2,173,827	$2,155,978	$1,817,350

Liabilities and Equity
Revolving notes	$6,885	$4,324	$—	$—	$—
Accounts payable and accrued liabilities	441,373	415,061	339,001	372,321	345,776
Deferred income taxes	69,984	75,791	80,482	65,589	54,123
Deferred revenue	120,044	129,260	82,006	85,441	85,358
Notes payable, net	558,987	558,228	532,638	532,596	300,331
Contingently redeemable noncontrolling interest	35,209	36,148	—	—	—
Total equity - Greenbrier	1,032,557	1,018,130	986,221	942,084	880,725
Noncontrolling interest	147,651	160,763	153,479	157,947	151,037

Total equity	1,180,208	1,178,893	1,139,700	1,100,031	1,031,762

	$2,412,690	$2,397,705	$2,173,827	$2,155,978	$1,817,350

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended November 30,
	2017	2016
Revenue
Manufacturing	$451,485	$454,033
Wheels & Parts	78,011	69,635
Leasing & Services	30,039	28,646

	559,535	552,314
Cost of revenue
Manufacturing	380,850	356,555
Wheels & Parts	72,506	64,978
Leasing & Services	16,865	18,030

	470,221	439,563

Margin	89,314	112,751

Selling and administrative	47,043	41,213
Net gain on disposition of equipment	(19,171)	(1,122)

Earnings from operations	61,442	72,660

Other costs
Interest and foreign exchange	7,020	1,724

Earnings before income tax and loss from unconsolidated affiliates	54,422	70,936
Income tax expense	(18,135)	(20,386)

Earnings before loss from unconsolidated affiliates	36,287	50,550
Loss from unconsolidated affiliates	(2,910)	(2,584)

Net earnings	33,377	47,966
Net earnings attributable to noncontrolling interest	(7,124)	(23,004)

Net earnings attributable to Greenbrier	$26,253	$24,962

Basic earnings per common share:	$0.90	$0.86

Diluted earnings per common share:	$0.83	$0.79

Weighted average common shares:
Basic	29,332	29,097
Diluted	32,696	32,412

Dividends declared per common share	$0.23	$0.21

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended November 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$33,377	$47,966
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(5,865)	2,756
Depreciation and amortization	18,370	15,595
Net gain on disposition of equipment	(19,171)	(1,122)
Accretion of debt discount	1,024	—
Stock based compensation expense	5,939	5,343
Noncontrolling interest adjustments	(875)	(3,781)
Other	477	229
Decrease (increase) in assets:
Accounts receivable, net	(35,510)	(5,256)
Inventories	(16,311)	(39,108)
Leased railcars for syndication	(35,541)	34,295
Other	6,304	8,893
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	16,676	(22,873)
Deferred revenue	(8,548)	(11,111)

Net cash provided by (used in) operating activities	(39,654)	31,826

Cash flows from investing activities:
Proceeds from sales of assets	75,060	9,189
Capital expenditures	(29,893)	(12,584)
Decrease in restricted cash	53	15,637
Cash distribution from unconsolidated affiliates	—	550
Investment in and advances to unconsolidated affiliates	—	(550)

Net cash provided by investing activities	45,220	12,242

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	2,561	—
Proceeds from issuance of notes payable	2,138	—
Repayments of notes payable	(2,809)	(1,750)
Investment by joint venture partner	6,500	—
Cash distribution to joint venture partner	(26,900)	(11,185)
Dividends	(319)	(6,147)
Tax payments for net share settlement of restricted stock	(5,061)	(2,820)
Excess tax deficiency from restricted stock awards	—	(2,464)

Net cash used in financing activities	(23,890)	(24,366)

Effect of exchange rate changes	(1,736)	(8,591)
Increase (decrease) in cash and cash equivalents	(20,060)	11,111
Cash and cash equivalents
Beginning of period	611,466	222,679

End of period	$591,406	$233,790

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$454,033	$445,504	$317,104	$508,547	$1,725,188
Wheels & Parts	69,635	82,714	85,231	75,099	312,679
Leasing & Services	28,646	38,064	36,826	27,761	131,297

	552,314	566,282	439,161	611,407	2,169,164
Cost of revenue
Manufacturing	356,555	346,653	245,228	425,531	1,373,967
Wheels & Parts	64,978	75,497	77,985	69,876	288,336
Leasing & Services	18,030	25,207	26,247	16,078	85,562

	439,563	447,357	349,460	511,485	1,747,865

Margin	112,751	118,925	89,701	99,922	421,299

Selling and administrative expense	41,213	39,495	42,810	47,089	170,607
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,947)	(9,740)

Earnings from operations	72,660	81,520	48,472	57,780	260,432

Other costs
Interest and foreign exchange	1,724	5,673	7,894	8,901	24,192

Earnings before income tax and earnings (loss) from unconsolidated affiliates	70,936	75,847	40,578	48,879	236,240
Income tax expense	(20,386)	(24,858)	(8,656)	(10,114)	(64,014)
Earnings before earnings (loss) from unconsolidated affiliates	50,550	50,989	31,922	38,765	172,226
Earnings (loss) from unconsolidated affiliates	(2,584)	(1,988)	(681)	(6,511)	(11,764)

Net earnings	47,966	49,001	31,241	32,254	160,462
Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(8,508)	(44,395)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$23,746	$116,067

Basic earnings per common share (1)	$0.86	$1.19	$1.12	$0.81	$3.97
Diluted earnings per common share (1)	$0.79	$1.09	$1.03	$0.75	$3.65

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2017:

	Revenue			Earnings (loss) from operations
(In thousands)	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$451,485	$16,804	$468,289	$52,969	$4,186	$57,155
Wheels & Parts	78,011	7,732	85,743	2,418	748	3,166
Leasing & Services	30,039	1,605	31,644	28,190	1,372	29,562
Eliminations	—	(26,141)	(26,141)	—	(6,306)	(6,306)
Corporate	—	—	—	(22,135)	—	(22,135)

	$559,535	$—	$559,535	$61,442	$—	$61,442

Three months ended August 31, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$508,547	$—	$508,547	$68,723	$—	$68,723
Wheels & Parts	75,099	7,468	82,567	2,282	341	2,623
Leasing & Services	27,761	3,772	31,533	7,541	3,497	11,038
Eliminations	—	(11,240)	(11,240)	—	(3,838)	(3,838)
Corporate	—	—	—	(20,766)	—	(20,766)

	$611,407	$—	$611,407	$57,780	$—	$57,780

	Total assets
(In thousands)	November 30, 2017	August 31, 2017
Manufacturing	$915,918	$914,450
Wheels & Parts	262,349	236,315
Leasing & Services	535,847	535,323
Unallocated	698,576	711,617

	$2,412,690	$2,397,705

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	November 30, 2017	August 31, 2017
Revenue	$58,000	$56,300
Loss from operations	$(5,700)	$(15,400)
Total assets	$204,300	$206,000

During the three months ended August 31, 2017, GBW performed an interim goodwill test as sales and profitability trends declined beyond what was anticipated. As a result, GBW recorded a pre-tax impairment loss of $11.2 million. GBW is accounted for under the equity method of accounting, therefore our share of the non-cash impairment loss recognized by GBW was $3.5 million after-tax ($0.11 per share) and is included as part of Earnings (loss) from unconsolidated affiliates on our Consolidated Statement of Income.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30, 2017	August 31, 2017
Net earnings	$33,377	$32,254
Interest and foreign exchange	7,020	8,901
Income tax expense	18,135	10,114
Depreciation and amortization	18,370	18,513
GBW goodwill impairment	—	3,522

Adjusted EBITDA	$76,902	$73,304

Three Months Ended November 30, 2017
Backlog Activity (units)
Beginning backlog	28,600
Orders received (1)	3,200
Production held as Leased railcars for syndication	(1,400)
Production sold directly to third parties (1)	(3,900)

Ending backlog	26,500

Delivery Information (units)
Production sold directly to third parties (1)	3,900
Sales of Leased railcars for syndication	500

Total deliveries	4,400

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding, adjusted net earnings attributable to Greenbrier and adjusted diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	November 30, 2017	August 31, 2017
Weighted average basic common shares outstanding (1)	29,332	29,323
Dilutive effect of convertible notes (2)	3,331	3,321
Dilutive effect of performance awards (3)	33	58

Weighted average diluted common shares outstanding	32,696	32,702

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below.
(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of using the treasury stock method, associated with shares underlying the 2024 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2024 Convertible notes are included in the calculation of both approaches using the treasury stock method when the average stock price is greater than the applicable conversion price.

	Three Months Ended
	November 30, 2017	August 31, 2017
Net earnings attributable to Greenbrier	$26,253	$23,746
GBW goodwill impairment	N/A	3,522

Adjusted net earnings attributable to Greenbrier	$26,253	$27,268

	Three Months Ended
	November 30, 2017	August 31, 2017
Net earnings attributable to Greenbrier	$26,253	$23,746
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733	733

Earnings before interest and debt issuance costs on convertible notes	$26,986	$24,479

Weighted average diluted common shares outstanding	32,696	32,702

Diluted earnings per share	$0.83	$0.75
GBW goodwill impairment(1)	N/A	0.11

Adjusted diluted earnings per share	$0.83	$0.86

(1)	GBW goodwill impairment of $3.5 million, net of tax, divided by weighted average diluted common shares outstanding of 32,702 for the three months ended August 31, 2017.

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